Exhibit 16.1

December 11, 2023

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Top KingWin Ltd under its Form 6-K dated December 11, 2023. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Top KingWin Ltd contained therein.

Very truly yours,

Marcum Asia CPAs LLP
New York, New York

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com